UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 5, 2007

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California (Address of principal executive offices)	90401 (Zip Code)

310-857-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2007, the Compensation Committee of the Board of Directors of Maguire Properties, Inc. (the “Registrant”) approved increases in the annual compensation paid to non-employee members of the Board of Directors, effective June 5, 2007, as follows:

Annual Director Retainer Fee

•	All non-employee directors of the Registrant will receive an annual director retainer fee of $100,000, which is an increase of $10,000 from the previous $90,000 annual fee.

Annual Committee Fee

•	The Chair of the Audit Committee will also receive an additional annual committee fee of $35,000, which is an increase of $10,000 from the previous $25,000 annual committee fee.

•
The Chair of the Compensation Committee will also receive an additional annual committee fee of $25,000.  Previously, the Chair of the Compensation Committee did not receive an additional committee fee.

Stock Grants and Stock Options

•
Non-employee members of the Board of Directors were granted 1,000 shares of restricted stock on an annual basis effective June 5, 2007.  The restricted stock will vest in three annual installments beginning on the first anniversary date of the grant.

•	The option to purchase a total of 5,000 shares of Maguire Properties, Inc. stock on an annual basis was not changed.

There will be no additional cash fees paid to non-employee members of the Board of Directors of the Registrant for attending any board or committee meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Martin A. Griffiths
Martin A. Griffiths
Executive Vice President and Chief Financial Officer

Dated:                      June 11, 2007